EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Aqua Metals, Inc. on Form S-8 of our report dated February 24, 2022, with respect to our audit of the consolidated financial statements of Aqua Metals, Inc. as of December 31, 2021.

/s/ Armanino LLP

San Ramon, California

December 19, 2022